Exhibit 7(a)

                                7,000,000 Shares

                             MuniYield Florida Fund

                        (a Massachusetts business trust)

                                  Common Shares

                           (Par Value $0.10 Per Share)

                               PURCHASE AGREEMENT

                                                               February 21, 1992

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, NY 10281-1305

Dear Sirs:

         MuniYield Florida Fund, a Massachusetts business trust (the "Fund"), and Fund Asset Management, Inc., a Delaware corporation (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the sale by the Fund and the purchase by the Underwriter of 7,000,000 common shares of beneficial interest, par value $.10 per share, of the Fund (the "Common Shares") and, with respect to the grant by the Fund to the Underwriter of the option described in
Section 2 hereof to purchase all or any part of 1,050,000 additional Common Shares to cover over-allotments. The aforesaid 7,000,000 shares (the "Initial Shares"), together with all or any part of the 1,050,000 additional Common Shares subject to the option described in Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Shares".

         Prior to the purchase and public offering of the Shares by the Underwriter, the Fund and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Fund and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

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         The Fund has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form N-2 (No. 33-44446) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations under the 1933 Act, the "Rules and Regulations") and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Rules and Regulations), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriter for such use.

         The Fund understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Fund and the Adviser each severally represents and warrants to the Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

             (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the Representation Date and at Closing Time referred to in
Section 2, the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Underwriter for such use) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

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             (ii) The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

             (iii) The statement of assets and liabilities included in the Registration Statement presents fairly the financial position of the Fund as at the date indicated and said statement has been prepared in conformity with generally accepted accounted principles.

             (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business, and
(C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

             (v) The Fund has been duly organized and is validly existing as a voluntary association (commonly referred to as a business trust) in good standing under the laws of the commonwealth of Massachusetts with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Fund is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required; and the Fund has no subsidiaries.

             (vi) The Fund is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

             (vii) The authorized, issued and outstanding shares of beneficial interest of the Fund are as set forth in the Prospectus under the caption "Description of Shares," the Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares is not subject to preemptive rights.

             (viii) The Fund is not in violation of its Declaration of Trust or its By-laws (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; and the execution and delivery of this Agreement, the Pricing Agreement and the Investment Advisory Agreement and the Custodial Agreement referred to in the Registration Statement (as used herein, the "Advisory Agreement" and the "Custody Agreement," respectively) and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary Fund action and will not conflict with or constitute a

                                       3
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breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or By-Laws, as amended, of the Fund or, to the best knowledge of the Fund and the Adviser, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Pricing Agreement, the Advisory Agreement and the Custody Agreement, except such as has been obtained under the 1940 Act or as may be required under the 1933 Act, state securities or Blue Sky laws or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

             (ix) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its businesses as contemplated in the Prospectus.

             (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened against or affecting, the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

             (xi) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

             (xii) The Shares have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (b) The Adviser represents and warrants to the Underwriter as of the date hereof and as of the Representation Date as follows:

             (i) The Adviser has been duly incorporated as a corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

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

             (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

             (iii) This Agreement has been duly authorized, executed and delivered by the Adviser; the Advisory Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement, or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which it is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations.

             (iv) The Adviser has the financial resources available to it necessary f or the performance of its services and obligations as contemplated in the Prospectus.

             (v) Any advertisement approved by the Adviser for use in the public offering of the Shares pursuant to Rule 482 under the Rules and Regulations (an "Omitting Prospectus") complies with the requirements of such Rule 482.

         (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Underwriter shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter, as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO THE UNDERWRITER; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell the Initial Shares to the Underwriter, and the Underwriter agrees to purchase the Initial Shares from the Fund, at the price per share set forth in the Pricing Agreement.

         (a) If the Fund has elected not to rely upon Rule 430A under the Rules and Regulations, the initial public offering prices and the purchase price per share to be paid by the Underwriter for the Shares has been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

         (b) If the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the Underwriter for the Shares shall be an amount equal to the applicable initial public offering price, less an amount per share to be determined by agreement between the Underwriter and the Fund. The applicable initial public offering price per share shall be a fixed price based upon the number of Shares purchased in a single transaction to be determined by agreement between the Underwriter and the Fund. The initial public offering prices and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, except as provided in Section 4, unless otherwise agreed to by the Fund, the Adviser and the Underwriter.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriter to purchase all or any part of the Option Shares at the price per share set forth above. The option hereby granted will expire 45 days after the date hereof (or, if the Fund has elected to rely upon Rule 430A under the Rules and Regulations, 45 days after the execution of the Pricing Agreement) and may be exercised only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Fund setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Underwriter and the Fund.

         Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned office of Brown & Wood, or at such other place as shall be mutually agreed upon by the Fund and the Underwriter, on each Date of Delivery as specified in the notice from the Underwriter to the Fund. Payment shall be made to the Fund by check or checks drawn in New York Clearing House or similar next day funds and payable to the order of the Fund, against delivery to the Underwriter of certificates for the Shares to be purchased by it. Certificates for the Initial Shares and Option Shares shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Shares and the Option Shares will be made available by the Fund for examination and packaging by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

         SECTION 3. COVENANTS OF THE FUND. The Fund covenants with the Underwriter as follows:

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

         (a) The Fund will use its best efforts to cause the Registration Statement to become effective under the 1933 Act, and will advise the Underwriter promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective and, if required, to cause the issuance of any orders exempting the Fund from any provisions of the 1940 Act and will advise the Underwriter promptly as to the time at which any such orders are granted.

         (b) The Fund will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an Investment Company under the 1940 Act or the initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Fund will give the Underwriter notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Underwriter in connection with the offering of the Shares, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter shall reasonably object.

         (d) The Fund will deliver to the Underwriter, as soon as practicable, two signed copies of the notification of registration and registration statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith, and will also deliver to the Underwriter a conformed copy of the registration statement as originally filed and of each amendment thereto (but without exhibits to the registration statement or any such amendment) for the Underwriter.

         (e) The Fund will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Rules and Regulations.

         (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the

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Fund will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriter a reasonable number of copies of an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriter, so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         (g) The Fund will endeavor, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof . The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (h) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Funds' fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

         (i) Between the date of this Agreement and the termination of any trading restrictions or Closing Time, whichever is later, the Fund will not, without your prior consent, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund other than the Shares and shares of Common Stock issued in reinvestment of dividends or distributions.

         (j) If , at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of the Pricing Agreement, the Fund will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations, copies of amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) Trading of the Shares on the New York Stock Exchange will begin no later than four weeks from the date of the Prospectus.

         SECTION 4. PAYMENT OF EXPENSES. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, (iv) the fees and disbursements of the Fund's counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of the registration statement as originally filed

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and of each amendment thereto, of the preliminary prospectus, and of the
Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriter of copies of the Blue Sky Survey, (viii) the fees and expenses incurred with respect to the filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses incurred with respect to the listing of the Shares on the New York Stock Exchange.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9 (a) (i) , the Fund or the Adviser shall reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter. In the event the transactions contemplated hereunder are not consummated, the Adviser agrees to pay all of the costs and expenses set forth in the first paragraph of this Section 4 which the Fund would have paid if such transactions were consummated.

         SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriter, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the prices of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497 (h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) At Closing Time, the Underwriter shall have received:

             (1) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Fund and the Underwriter, to the effect that:

                      (i) The Fund has been duly organized and is validly
                  existing as a voluntary association (commonly referred to as a business trust) in good standing under the laws of the Commonwealth of Massachusetts.

                      (ii) The Fund has corporate power and authority to own,
                  lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

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

                      (iii) The Fund is duly qualified to transact business and
                  is in good standing in each jurisdiction in which such qualification is required.

                      (iv) The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable (except for certain possible liability of shareholders described in the Prospectus under "Description of Shares"); the issuance of the Shares is not subject to preemptive rights; and the authorized shares of beneficial interest conform as to legal matters in all material respects to the description thereof in the Registration Statement under the caption "Description of Shares".

                      (v) This Agreement and the Pricing Agreement have each
                  been duly authorized, executed and delivered by the Fund and each complies with all applicable provisions of the 1940 Act.

                      (vi) The Registration Statement is effective under the
                  1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the commission.

                      (vii) At the time the Registration Statement became
                  effective and at the Representation Date, the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1940 Act and the Rules and Regulations.

                      (viii) To the best of their knowledge and information,
                  there are no legal or governmental proceedings pending or threatened against the Fund which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                      (ix) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof are correct in all material respects, references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                      (x) No consent, approval, authorization or order of any
                  court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriter, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may' be required under state or foreign securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement, the Pricing Agreement, the Advisory Agreement and the Custody Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or By-Laws of the Fund, or any law or administrative regulation, or, to the best of their knowledge and information, administrative or court decree.

                      (xi) The Advisory Agreement and the Custody Agreement have each been duly authorized and approved by the Fund and comply as to form in all material respects with all applicable provisions of the 1940 Act, and both have been duly executed by the Fund.

                      (xii) The Fund is registered with the Commission under the
                  1940 Act as a closed-end non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the provisions of the Declaration of Trust and By-Laws of the Fund comply as to form in all material respects with the requirements of the 1940 Act; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                      (xiii) The information in the Prospectus under the caption
                  "Taxes" (other than information related to Florida law as to which no opinion need be rendered), to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

             (2) The favorable opinion, dated as of Closing Time, of Holland & Knight, Special Counsel for the Fund, to the effect that:

                      (i) The information in the Prospectus under the caption
                  "Taxes", to the extent that it constitutes matters of Florida law or legal conclusions involving matters of law, has been reviewed by them and is correct in all material respects.

                      (ii) Nothing has come to their attention that would lead
                  them to believe that the information in the Registration Statement under the caption "Investment Objective and Policies
                  - Special Considerations Relating to Florida Municipal Bonds" and in Appendix I entitled "Economic Conditions in Florida", at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information under such caption and in such appendix in the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time they are first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (3) The favorable opinion, dated as of Closing Time, of Philip L. Kirstein, Esq., General Counsel to the Adviser, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                      (i) The Adviser has been duly organized as a corporation
                  under. the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

                      (ii) The Adviser is duly registered as an investment
                  adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

                      (iii) This Agreement and the Advisory Agreement have been
                  duly authorized, executed and delivered by the Adviser, and the Advisory Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of his knowledge and information, neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                        (iv) To the best of his knowledge and information, the
                  description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             (4) In giving their opinion required by sub-section (b)(1) of this Section, Brown & Wood shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) , at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statement included therein, as to which no opinion need be rendered), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time they are first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, Brown & Wood may rely as to matters involving the laws of the Commonwealth of Massachusetts upon the opinion of Bingham, Dana & Gould. Bingham, Dana & Gould and Brown & Wood may rely, as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Fund and the Adviser and of public officials.

         (c) At Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus, (iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and (iv) no proceedings shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Registration Statement and the Prospectus; and the Underwriter shall have received, at Closing Time, a certificate of the President or Treasurer of the Fund and of the President or a Vice President of the Adviser dated as of Closing Time, evidencing compliance with the appropriate provisions of this subsection (c).

         (d) At Closing Time, the Underwriter shall have received certificates, dated as of Closing Time, (i) of the President or Treasurer of the Fund to the effect that the representations and warranties of the Fund contained in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time and, (ii) of the President or a Vice President of the Adviser to the effect that the representations and warranties of the Adviser contained in Sections 1(a) and (b) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

         (e) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche a letter, dated such date in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) they are independent accountants with respect to the Fund within the meaning of the 1933 Act and the Rules and Regulations;

                  (ii) in their opinion, the statement of assets and liabilities examined by them and included in the Registration Statement complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1940 Act and the Rules and Regulations; and

                  (iii) they have performed specified procedures, not
             constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available statement of assets and liabilities read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Fund as compared with amounts shown on the statement of net assets included in the Prospectus.

         (f) At Closing Time, the Underwriter shall have received from Deloitte & Touche a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

         (g) At Closing Time, all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein and therein contemplated shall be satisfactory in form and substance to the Underwriter.

         (h) In the event the underwriter exercises its option provided in
Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Fund and the Adviser contained herein and the statements in any certificate furnished by the Fund and the Adviser hereunder shall be true and correct as of each Date of Delivery, and the Underwriter shall have received:

             (1) Certificates, dated the Date of Delivery, of the President or Treasurer of the Fund and of the President or a Vice President of the Adviser confirming that the information contained in the certificate delivered by each of them at Closing Time pursuant to Sections 5(c) and
         (d), as the case may be, remains true as of such Date of Delivery.

             (2) The favorable opinion of Brown & Wood, counsel for the Fund, Holland & Knight, special Florida counsel for the Fund and Philip L. Kirstein, Esq., General Counsel to the Adviser, each in form and substance satisfactory to the Underwriter, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by Sections 5(b)(1), (2) and (3), respectively.

             (3) A letter from Deloitte & Touche, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriter pursuant to Section 5(e), except that the `specified date" in the letter furnished pursuant to this Section 5 (h)(3) shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6INDEMNIFICATION. (a) The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement "or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A of the Rules and

                  Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage
                  and expense whatsoever as incurred to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

                      (iii) against any and all expense whatsoever (including
                  the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Fund and the Adviser, their respective trustees and directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of
Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) In addition to the foregoing indemnification, the Adviser also agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, with respect to any omitting Prospectus or any advertising materials approved by the Adviser for use in connection with the public offering of the Shares.

         (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Fund, the Adviser and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement as incurred by the Fund, the Adviser and the Underwriter, as incurred, in such proportion that the Underwriter is responsible for that portion represented by the percentage that the aggregate underwriting compensation payable pursuant to
Section 2 hereof bears to the aggregate initial public offering price of the Shares sold under this Agreement and the Fund and the Adviser are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter, and each trustee and director of the Fund and the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Fund and the Adviser, respectively.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or the Pricing Agreement, or contained in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares to the Underwriter.

         SECTION 9. TERMINATION OF AGREEMENT. (a) The Underwriter, by notice to the Fund, may terminate this Agreement at any time at or prior to Closing Time
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or other calamity or crisis or any escalation of existing hostilities the effect of which is such as to make it, in the Underwriter's judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, Attention: Theresa Lang, Director; notices to the Fund or the Adviser shall be directed to each of them at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention: Arthur Zeikel, President.

         SECTION 11. PARTIES. This Agreement and the Pricing Agreement shall inure to the benefit of and be binding upon the Underwriter, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS. This Agreement is executed by or on behalf of the trustees of the Fund solely in their capacity as such trustees, and shall not constitute their personal obligation either jointly or severally in their individual capacities. No trustee, of f icer or shareholder of the Fund shall be liable for any obligations of the Fund under this instrument and the Fund shall be solely liable therefor; all parties hereto shall look solely to the Fund property for the payment of any claim, or the performance of any obligation, hereunder.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our Agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement among the Underwriter, the Fund and the Adviser in accordance with its terms.

                                                Very truly yours,



                                                MUNIYIELD FLORIDA FUND

                                                By: /S/ K.A. JACOB
                                                --------------------------------
                                                     (Authorized Officer)



                                                FUND ASSET MANAGEMENT, INC.

                                                By: /S/ MARK B. GOLDBUS
                                                --------------------------------
                                                     (Authorized Officer)




         Confirmed and Accepted, as of the date first above written:

         MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED



         By:
         ------------------------------------------
                 Vice President
                 Investment Banking Group

                                                                       Exhibit A

                                7,000,000 Shares

                             MuniYield Florida Fund

                        (a Massachusetts business trust)

                                  Common Shares
                           (Par Value $0.10 Per Share)

                                PRICING AGREEMENT

                                                               February 21, 1992

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         Reference is made to the Purchase Agreement, dated February 21, 1992 (the "Purchase Agreement"), relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the "Underwriter"), of the above common shares of beneficial interest, par value $.10 per share (the "Initial Shares"), of MuniYield Florida Fund (the "Fund") and relating to the option granted to the Underwriter to purchase up to an additional 1,050,000 common shares of beneficial interest, par value $.10 per share, of the Fund to cover over-allotments in connection with the sale of the Initial Shares (the "Option Shares"). The Initial Shares and all or any part of the option Shares are collectively herein referred to as the "Shares".

         Pursuant to Section 2 of the Purchase Agreement, the Fund agrees with the Underwriter as follows:

         1. The applicable initial public offering price per share for the Shares, determined as provided in said Section 2, shall be as follows:

             (a) $15.00 for purchases in single transactions of less than 3,500 Shares;

             (b) $14.85 for purchases in single transactions of 3,500 or more Shares but less than 7,000 Shares; and

             (c) $14.70 for purchases in single transactions of 7,000 or more Shares.

         2. The purchase price per share for the Shares to be paid by the Underwriter shall be $14.175 being an amount equal to the applicable initial public offering price set forth above less (i) $.825 per share for purchases in single transactions of less than 3,500 Shares; (ii) $.675 per share for purchases in single transactions of 3,500 or more Shares but less than 7,000 Shares and (iii) $.525 per share for purchases in single transactions of 7,000 or more Shares.

         This Agreement is executed by or on behalf of the trustees of the Fund solely in their capacity as such trustees, and shall not constitute their personal obligation either jointly or severally in their individual capacities. No trustee, officer or shareholder of the Fund shall be liable for any obligations of the Fund under this instrument and the Fund shall be solely liable therefor; all parties hereto shall look solely to the Fund property for the payment of any claim, or the performance of any obligation, hereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Fund in accordance with its terms.


                                             Very truly yours,

                                             MUNIYIELD FLORIDA FUND

                                             By:______________________
                                                 (Authorized Officer)



Confirmed and Accepted, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER SMITH
             INCORPORATED



By:_____________________________________
              Vice President
              Investment Banking Group

                                      A-2